EXHIBIT 10.22


August 22, 1995


Melvin A. Wilmore
President and Chief Operating Officer
Ross Stores, Inc.
8333 Central Avenue
Newark, CA  94560-3433

     Re:  Death Benefits Pursuant to Amendment to Employment Agreement

Dear Mel:

On behalf of the company, this letter confirms that the compensation and benefits upon death ("Death Benefits") as set forth in the Employment Agreement between you and the company, dated March 15, 1994, will remain in full force and effect until the application for your life insurance policy has been approved and said policy issued. As of the effective date of this insurance policy, these Death Benefits will cease to exist and, in the event of your death, the terms of the Amendment to Employment and Stock Grant Agreements, effective as of March 16, 1995, will control.

You agree that you will promptly provide the company a copy of the insurance policy once it is effective.


Very truly yours,
ROSS STORES, INC.


By:  /s/G. Orban
     George P. Orban
     Chairman of the Compensation Committee


I agree to and accept the terms set forth in this letter.


/s/Melvin A. Wilmore
Melvin A. Wilmore
President and Chief Operating Officer